UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 11, 2013

Avanir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15803	33-0314804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Enterprise, Suite 200, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 15, 2013, Avanir Pharmaceuticals, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC (the “Rights Agent”) entered into an Amendment and Termination of Stockholder Rights Agreement (the “Amendment”) with respect to the Stockholder Rights Agreement dated as of March 20, 2009 by and between the Company and the Rights Agent (the “Rights Agreement”) (i.e., its poison pill), which terminated the Company’s poison pill.

The Amendment changes the definition of “Final Expiration Date” in the Rights Agreement from March 20, 2019 to November 15, 2013, such that, as of 5:00 p.m. New York time on November 15, 2013, the rights to purchase Series A Junior Participating Cumulative Preferred Stock (the “Series A Preferred Stock”) issued pursuant to the Rights Agreement (the “Rights”) expired and are no longer outstanding and the Rights Agreement terminated. The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is set forth as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Rights Agreement is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2009, and such description is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information contained in Item 1.01 above is incorporated by reference into this item 1.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 1.01 above is incorporated by reference into this item 3.03.

After the expiration of the Rights and termination of the Rights Agreement, on November 15, 2013 the Company filed with the Delaware Secretary of State a Certificate of Elimination relating to the certificate of designation of the Series A Preferred Stock (the “Certificate of Elimination”), which has the effect of returning the authorized shares that were previously designated as Series A Preferred Stock to the status of authorized but unissued shares of the preferred stock of the Company, without designation as to series or rights, preferences, privileges or limitations. The foregoing summary of the Certificate of Elimination is qualified in its entirety by reference to the full text of the Certificate of Elimination, which is set forth as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2013, the Compensation Committee of the Board of Directors of the Company approved (i) annual increases in the base salaries of those officers identified below and (ii) the payment of annual cash bonus awards for fiscal 2013 for the same officers. Salary increases were effective as of October 1, 2013, which was the start of the current fiscal year. Bonuses were awarded based on individual and overall Company performance in fiscal 2013.

Name	Title	New Salary	Bonus Payment
Keith A. Katkin	President and Chief Executive Officer	$611,773	$318,330
Rohan Palekar	Senior Vice President, Chief Commercial Officer	$392,697	$175,655
Joao Siffert, M.D.	Senior Vice President, R&D & Chief Scientific Officer	$382,071	$174,026
Christine G. Ocampo	Vice President, Finance	$268,425	$89,296

The following table shows the base salaries for those officers for fiscal 2014, after giving effect to salary increases effective as of October 1, 2013, as well as the average salaries in the Company’s peer group at the 25th, 50th and 75th percentiles.

			Base Salary – Market Data(1)
Name	Title	Fiscal 2013 Base Salary	25th Percentile	50th Percentile	75th Percentile
Keith A. Katkin	President and Chief Executive Officer	$611,773	$544,300	$611,400	$707,600
Rohan Palekar	Senior Vice President, Chief Commercial Officer	$392,697	$345,200	$358,000	$374,200
Joao Siffert, M.D.	Senior Vice President, R&D & Chief Scientific Officer	$382,071	$375,000	$382,300	$414,100
Christine G. Ocampo	Vice President, Finance	$268,425	$245,600	$261,900	$286,400

(1)	Source: Radford, a division of AON, Executive Compensation Review of August 2013, subject to a 3.2% increase for fiscal 2014.

The target bonuses as a percentage of base salary for those officers for fiscal 2013 are set forth in the following table:

			Target Annual Incentive Bonus – Market Data (1)
Name	Title	Target Bonus (% of Base Salary)	25th Percentile	50th Percentile	75th Percentile
Keith A. Katkin	President and Chief Executive Officer	50%	55%	65%	75%
Rohan Palekar	Senior Vice President, Chief Commercial Officer	40%	40%	40%	45%
Joao Siffert, M.D.	Senior Vice President, R&D & Chief Scientific Officer	40%	40%	40%	50%
Christine G. Ocampo	Vice President, Finance	30%	30%	30%	40%

(1)	Source: Radford, a division of AON, Executive Compensation Review of August 2013.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

The information contained in the second paragraph of Item 3.03 above is incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On November 11, 2013, the Compensation Committee recommended, and the Board of Directors approved, an increase in the number of shares reserved for issuance under the Company’s 2005 Equity Incentive Plan (the “Plan”) pursuant to the Plan’s evergreen provision. Under the Plan, the Board of Directors approved an increase of 325,000 shares for fiscal 2014.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Elimination of Series A Junior Participating Cumulative Preferred Stock, dated November 15, 2013

4.1	Amendment and Termination of Stockholder Rights Agreement, dated November 15, 2013, by and between Avanir Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2013	Avanir Pharmaceuticals, Inc.

	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Vice President, Finance

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Elimination of Series A Junior Participating Cumulative Preferred Stock, dated November 15, 2013

4.1	Amendment and Termination of Stockholder Rights Agreement, dated November 15, 2013, by and between Avanir Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC.